UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

CNL Healthcare Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously reported on December 7, 2017, the Board of Directors (the “Board”) of CNL Healthcare Properties, Inc. (the “Company”) appointed Mr. James M. Seneff, Jr. to serve as Chairman of the Board and director to fill the remainder of the term held by Mr. Thomas K. Sittema, who resigned from his position as Chairman of the Board and director effective December 31, 2017.

In connection with Mr. Seneff’s appointment, on December 15, 2017, the Company entered into an indemnification agreement with Mr. Seneff, effective as of December 31, 2017 (the “Indemnification Agreement”), in the same form as previously entered into by the Company with its other directors and officers, including Mr. Seneff, in connection with his previous service as the non-executive chairman of the Board from May 2011 and a director from the Company’s inception in June 2010, until June 2016.

Pursuant to the terms of the Indemnification Agreement, the Company has agreed to indemnify Mr. Seneff to the fullest extent permitted by law in connection with any proceedings relating to Mr. Seneff being or having been a director or officer of or in his capacity as advisor to the Company and advance any expenses incurred in connection with such proceedings. The Indemnification Agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Indemnification Agreement dated December 15, 2017 between CNL Healthcare Properties, Inc. and James M. Seneff, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2017		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer and President